Exhibit 99.1
RAILAMERICA REPORTS FOURTH QUARTER and FULL YEAR 2005 RESULTS
Income from Continuing Operations for the Fourth Quarter of $0.24 per Share
BOCA RATON, Fla. — February 15 — RailAmerica, Inc. (NYSE: RRA) today reported its financial results for the fourth quarter and full year ended December 31, 2005.
Income from continuing operations for the fourth quarter ended December 31, 2005 was $9.4 million, or $0.24 per share compared to $4.3 million, or $0.11 per share for the same period in 2004. Consolidated revenue from continuing operations for the fourth quarter of 2005 increased $15.3 million, or 15.7%, to $112.1 million, from $96.8 million in 2004. On a “same railroad” basis, revenue for the fourth quarter of 2005 increased $8.9 million, or 9.1%, to $105.7 million, from $96.8 million in the fourth quarter of 2004.
Consolidated operating income for the fourth quarter of 2005 increased to $14.0 million, compared to $11.9 million in 2004. The operating ratio for the fourth quarter of 2005 was 87.5% compared to 87.7% in the 2004 quarter. Casualty expense in the fourth quarter of 2005 decreased to $5.6 million from $6.1 million in the same period in 2004. Interest expense in the fourth quarter of 2005 increased to $6.6 million from $4.0 million in the 2004 quarter. The fourth quarter 2005 track maintenance tax credit was $4.6 million. Net income for the fourth quarter of 2005, which includes discontinued operations, was $7.7 million, or $0.20 per share, compared to $4.3 million, or $0.11 per share in 2004. As a result of the sale of the San Luis & Rio Grande railroad property and the three Alberta railroad properties, the financial results of those railroads have been reclassified to discontinued operations.
For the year ended December 31, 2005, revenue from continuing operations increased 14.7% to $423.7 million from $369.4 million in 2004. Income from continuing operations for the year ended December 31, 2005 was $30.8 million, or $0.80 per share, compared to a loss of $23.1 million or $0.66 per share from continuing operations for the year ended December 31, 2004. The Company believes that presenting the results of 2004 operations adjusted for the refinancing costs, the E&N impairment charge and the former CEO’s retirement charge provide a better basis for comparison of 2005’s financial results with those of the prior year. Excluding charges of $12.6 million, ($8.7 million net-of-tax, or $0.25 per share) for the impairment of the E&N Railway, the $39.5 million (of which $20 million was non-cash) ($26.9 million net-of-tax, or $0.77 per share) for the debt refinancing, and the $6.7 million, ($5.6 million net-of-tax, or $0.16 per share) for the former CEO’s retirement in 2004, earnings from continuing operations were $18.1 million or $0.52 per share. The operating ratio for 2005 was 87.9% compared to 84.3% in 2004, including the above 2004 adjustments. The full year 2005 track maintenance tax credit was $12.7 million. Net income for the year ended December 31, 2005, which includes discontinued operations, was $30.8 million, or $0.80 per share, compared to a loss of $25.9 million or a loss of $0.74 per share for the year ended December 31, 2004.
Charles Swinburn, RailAmerica’s Chief Executive Officer said, “Notwithstanding the challenges from our Ohio operations and Class I congestion, I am pleased with our fourth quarter. Those results included our recently acquired Alcoa railroads, whose performance exceeded our initial expectations. I am especially pleased with the safety and training initiatives that we implemented in 2005. In the fourth quarter, casualty and insurance expense declined to 5.0% of revenue from 6.3% in the 2004 quarter.”
Michael Howe, RailAmerica’s Executive Vice President and Chief Financial Officer said, “Due to the sales of the SLRG and Alberta properties, the results of those railroads are now in discontinued operations. The four properties sold generated revenue of approximately $7.8 million and earnings per share of $0.01 in the fourth quarter 2005, and revenue of approximately $30 million and earnings per share of $0.05 per share for the full year. As of December 31, 2005, our net debt-to-capital ratio was 49.3%, which is well within our desired range of 45 to 55 percent.”
RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 43 railroads operating approximately 8,000 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.
DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Years Ended
(Amounts in thousands, except per share)	December 31,		December 31,
	2005	2004	2005	2004
Operating revenue	$112,069	$96,821	$423,682	$369,432

Operating expenses	88,820	76,894	341,303	302,324
Depreciation and amortization	9,295	8,007	31,114	28,462

Total operating expenses	98,115	84,901	372,417	330,786

Operating income	13,954	11,920	51,265	38,646
Interest and other expense (including amortization costs)	(6,604)	(3,957)	(20,329)	(27,696)
Financing costs	—	—	(621)	(39,549)

Income (loss) from continuing operations before income taxes	7,350	7,963	30,315	(28,599)
Provision (benefit) for income taxes	(2,010)	3,626	(530)	(5,465)

Income (loss) from continuing operations	9,360	4,337	30,845	(23,134)
Loss from disposal of discontinued operations (net of tax)	(2,120)	(28)	(1,881)	(1,706)
Income (loss) from operations of discontinued segment (net of tax)	415	5	1,858	(1,099)

Net income (loss)	$7,655	$4,314	$30,822	$(25,939)

Diluted earnings per share:

Continuing operations	$0.24	$0.11	$0.80	$(0.66)
Discontinued operations	(0.04)	—	—	(0.08)

Net income (loss)	$0.20	$0.11	$0.80	$(0.74)

Weighted average diluted common shares outstanding	38,768	37,855	38,460	34,982

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004

	2005	2004
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$14,310	$24,331
Accounts and notes receivable, net of allowance of $573 and $518, respectively	82,395	63,414
Current assets of discontinued operations	3,140	—
Other current assets	14,114	14,935

Total current assets	113,959	102,680

Property, plant and equipment, net	904,588	875,883
Long-term assets of discontinued operations	25,879	—
Other assets	102,950	37,580

Total assets	$1,147,376	$1,016,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6,079	$6,097
Accounts payable	75,222	61,276
Accrued expenses	43,524	41,950
Current liabilities of discontinued operations	4,275	—

Total current liabilities	129,100	109,323
Long-term debt, less current maturities	427,794	357,253
Subordinated debt	—	4,028
Deferred income taxes	141,606	149,306
Long-term liabilities of discontinued operations	2,261	—
Other liabilities	15,337	15,307

	716,098	635,217

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 60,000,000 shares authorized; 38,688,496 shares issued and outstanding at December 31, 2005 and 37,389,660 shares issued and outstanding at December 31, 2005	39	37
Additional paid in capital and other	330,919	319,417
Retained earnings	67,628	36,806
Accumulated other comprehensive income	32,692	24,666

Total stockholders’ equity	431,278	380,926

Total liabilities and stockholders’ equity	$1,147,376	$1,016,143

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,	2005	2004
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$30,822	$(25,939)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,451	43,075
Financing costs	621	39,549
Net loss (gain) on sale or disposal of properties	1,350	(25,304)
Impairment of assets	—	16,595
Initial lease payment to CSX	—	(10,000)
Non-cash CEO retirement costs	—	3,600
Deferred income taxes and other	(2,155)	10,198
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(16,903)	(14,964)
Other current assets	1,263	(4,428)
Accounts payable	3,166	17,291
Accrued expenses	951	(3,821)
Other assets and liabilities	1,571	2,225

Net cash provided by operating activities	54,137	48,077

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(75,907)	(75,800)
Proceeds from sale of assets, net of cash on hand	14,920	222,741
Acquisitions, net of cash acquired	(77,850)	(33,209)
Deferred transaction costs and other	(143)	(3,063)

Net cash provided by (used in) investing activities	(138,980)	110,669

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	130,900	494,478
Principal payments on long-term debt	(60,375)	(523,815)
Repurchase of senior subordinated notes	(4,540)	(144,905)
Proceeds from exercise of stock options and warrants	9,009	28,843
Purchase of treasury stock	—	—
Financing costs	(492)	(2,976)

Net cash provided by (used in) financing activities	74,502	(148,375)

Effect of exchange rates on cash	320	246

Net increase (decrease) in cash	(10,021)	10,617
Cash, beginning of period	24,331	13,714

Cash, end of period	$14,310	$24,331

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(Unaudited)

(Amounts in thousands)	Three Months Ended December 31,
	2005	% of Rev.	2004	% of Rev.
Operating revenue	$112,069	100.0%	$96,821	100.0%

Operating expenses:
Maintenance of way	13,181	11.7%	12,992	13.4%
Maintenance of equipment	4,359	3.9%	3,618	3.7%
Transportation	37,519	33.4%	32,819	33.9%
Equipment rental	12,997	11.6%	10,353	10.7%
SG&A	21,151	18.9%	19,275	19.9%
Net gain on sale of assets	(387)	-0.3%	(2,163)	-2.2%
Depreciation and amortization	9,295	8.3%	8,007	8.3%

Total operating expenses	98,115	87.5%	84,901	87.7%

Operating income	$13,954	12.5%	$11,920	12.3%

Operating revenue	$112,069	100.0%	$96,821	100.0%

Operating expenses:
Labor	33,188	29.6%	30,138	31.1%
Equipment rent	13,623	12.1%	10,841	11.2%
Purchased services	9,058	8.1%	7,764	8.0%
Diesel fuel	13,618	12.1%	10,531	10.9%
Casualties and insurance	5,632	5.0%	6,112	6.3%
Materials	2,578	2.3%	2,173	2.2%
Joint facilities	2,896	2.6%	3,253	3.4%
Other expense	8,614	7.7%	8,245	8.5%
Net gain on sale of assets	(387)	-0.3%	(2,163)	-2.2%
Depreciation	9,295	8.3%	8,007	8.3%

Total operating expenses	98,115	87.5%	84,901	87.7%

Operating income	$13,954	12.5%	$11,920	12.3%

	Year Ended December 31,
	2005	% of Rev.	2004	% of Rev.
Operating revenue	$423,682	100.0%	$369,432	100.0%

Operating expenses:
Maintenance of way	52,902	12.5%	45,378	12.3%
Maintenance of equipment	16,078	3.8%	13,350	3.6%
Transportation	140,775	33.2%	112,093	30.3%
Equipment rental	48,425	11.4%	37,196	10.1%
SG&A	84,262	19.9%	85,701	23.2%
Net gain on sale of assets	(1,139)	-0.3%	(3,963)	-1.1%
Impairment of E&N Railway	0	0%	12,569	3.4%
Depreciation and amortization	31,114	7.4%	28,462	7.7%

Total operating expenses	372,417	87.9%	330,786	89.5%

Operating income	$51,265	12.1%	$38,646	10.5%

Operating revenue	$423,682	100.0%	$369,432	100.0%

Operating expenses:
Labor	131,107	30.9%	125,679	34.0%
Equipment rent	51,088	12.1%	38,865	10.5%
Purchased services	32,718	7.7%	26,368	7.2%
Diesel fuel	46,699	11.0%	33,504	9.1%
Casualties and insurance	23,083	5.5%	19,948	5.4%
Materials	10,345	2.4%	8,274	2.2%
Joint facilities	12,375	2.9%	11,902	3.2%
Other expense	35,027	8.3%	29,178	7.9%
Net gain on sale of assets	(1,139)	-0.3%	(3,963)	-1.1%
Impairment of E&N Railway	0	0.0%	12,569	3.4%
Depreciation	31,114	7.4%	28,462	7.7%

Total operating expense	372,417	87.9%	330,786	89.5%

Operating income	$51,265	12.1%	$38,646	10.5%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended			Three months ended
	December 31, 2005			December 31, 2004
			Average			Average
			Revenue			Revenue
	Freight		Per	Freight		Per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload
Lumber & Forest Products	$13,861	30,194	$459	$11,835	29,263	$404

Chemicals	11,509	27,439	419	10,935	27,254	401

Metals	10,038	25,725	390	7,707	21,242	363

Agricultural & Farm Products	8,984	25,031	359	8,587	27,994	307

Paper Products	8,484	22,209	382	7,763	22,247	349

Food Products	7,975	23,073	346	7,724	23,746	325

Coal	7,903	37,718	210	6,831	37,516	182

Metallic/Non-metallic Ores	6,732	21,605	312	4,126	14,925	276

Bridge Traffic	6,387	48,986	130	6,364	47,364	134

Minerals	6,085	15,477	393	4,738	13,179	360

Petroleum Products	4,760	12,419	383	4,202	12,154	346

Other	3,653	10,700	341	2,826	9,702	291

Autos	1,663	6,278	265	1,673	6,726	249

Intermodal	899	7,588	118	917	8,881	103

Totals	$98,933	314,442	$315	$86,228	302,193	$285

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2005			December 31, 2004
			Average			Average
			Revenue			Revenue
	Freight		Per	Freight		Per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload
Lumber & Forest Products	$55,556	126,421	$439	$47,830	119,012	$402

Chemicals	45,991	112,475	409	40,428	103,410	391

Metal	37,690	98,874	381	31,662	88,309	359

Agricultural & Farm Products	35,458	106,043	334	30,239	97,397	310

Paper Products	32,936	89,899	366	29,298	88,552	331

Coal	32,622	150,344	217	28,137	149,584	188

Food Products	29,428	87,973	335	26,474	79,618	333

Bridge Traffic	25,217	201,275	125	24,494	191,237	128

Minerals	22,953	59,700	384	19,214	53,093	362

Metallic/Non-metallic Ores	19,485	69,090	282	16,691	59,835	279

Petroleum Products	17,657	48,260	366	15,267	44,730	341

Other	12,986	40,618	320	10,185	36,010	283

Autos	6,339	24,619	257	6,759	28,034	241

Intermodal	3,782	33,444	113	3,703	35,231	105

Totals	$378,100	1,249,035	$303	$330,381	1,174,052	$281